UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2017

Commission File Number of issuing entity: 333-207361-04

Central Index Key Number of issuing entity: 0001691198

CSMC 2016-NXSR Commercial Mortgage Trust

(Exact name of issuing entity as specified in its charter)

Commission File Number of depositor: 333-207361

Central Index Key Number of depositor: 0001654060

Credit Suisse Commercial Mortgage Securities Corp.

(Exact name of depositor as specified in its charter)

Central Index Key Number of sponsor (if applicable): 0001628601

Column Financial, Inc.

(Exact name of sponsor as specified in its charter)

Central Index Key Number of sponsor (if applicable): 0001542256

Natixis Real Estate Capital LLC

(Exact name of sponsor as specified in its charter)

Central Index Key Number of sponsor (if applicable): 0001685185

UBS AG

(Exact name of sponsor as specified in its charter)

Charles Y. Lee (212) 538-1807

(Name and telephone number, including area code, of the person to contact in connection with this filing)

38-4021765
38-4021766
38-4021767
38-4021768
New York	38-7170500

(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

c/o Wells Fargo Bank, N.A. 9062 Old Annapolis Road Columbia, MD	21045
(Address of Principal Executive Offices)	(Zip Code)

Telephone number, including area code:  (410) 884-2000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Section 6 - Asset-Backed Securities

Item 6.04 - Failure to Make a Required Distribution.

The Certificate Administrator made the required distribution of $2,509,043.58 to the Certificateholders on the January 18, 2017 Distribution Date.  The Certificate Administrator was made aware by the Depository Trust Company that they had been overpaid $125,469.56.  Five percent of the principal amount or notional amount of each class of book entry certificates should have been converted into physical bond form effective for the January 18, 2017 Distribution Date.  Due to the untimely settlement of these transfers there was a delay in paying the sole physical Certificateholder the $125,469.56.  The sole physical Certificateholder was paid on February 6, 2017.  The Depositor has been advised by the Certificate Administrator that it is taking steps to prevent any such delays in making any future required distributions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Credit Suisse Commercial Mortgage Securities Corp.

(Depositor)

/s/ N. Dante LaRocca

N. Dante LaRocca, Vice President

Date: February 7, 2017